Exhibit 32
CERTIFICATIONS
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), Daniel P. O’Day, the Chairman and Chief Executive Officer of Gilead Sciences, Inc. (the Company), and Andrew D. Dickinson, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:
1. The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (the Report) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: May 3, 2023

/s/ DANIEL P. O’DAY	/s/ ANDREW D. DICKINSON
Daniel P. O’Day Chairman and Chief Executive Officer	Andrew D. Dickinson Chief Financial Officer
This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.